EXHIBIT 99.1

BIOLIFE SOLUTIONS CEO ISSUES SHAREHOLDER UPDATE

Bothell, WA, May 20, 2010 – BioLife Solutions, Inc. (OTCBB: BLFS), announced today that Chairman and Chief Executive Officer Mike Rice issued the following letter to shareholders providing a general corporate update:

Dear Shareholder:

The purpose of this letter is to summarize recent milestones in customer acquisition, revenue generation and product development, and to outline our strategic growth initiatives.

I am pleased to report record revenue of $513,000 for the first quarter of 2010, an increase of 36 percent over the first quarter of 2009. This revenue increase demonstrates our ability to acquire new customers in our target markets and to drive continued growth from our existing customer base.  The value of our proprietary GMP grade biopreservation media products is being recognized by a growing number of potential high-value customers that are seeking clinical grade reagents of the highest quality and preservation efficacy.  Highlights of our strategic market segments include:

Regenerative Medicine:

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Our proprietary HypoThermosol® and CryoStorTM biopreservation media products are used by customers to store, transport, and freeze biologic source material and cell- or tissue-based final products.  Our scientific discoveries related to preservation-induced cell stress enabled the development and commercialization of a new class of patented biopreservation media formulations that have demonstrated broad and significant ability to extend shelf life/stability and improve post-preservation viability and function of numerous biologics.

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This market is comprised of nearly 700 commercial companies and numerous other hospital-based transplant centers developing and delivering cellular therapies such as stem cells isolated from bone marrow, peripheral and umbilical cord blood as well as engineered tissue-based products.

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MedMarket Diligence, LLC, estimates that the current worldwide market for regenerative medicine products and services is growing at 20 percent annually.  We expect pre-formulated biopreservation media products such as our HypoThermosol and CryoStor to continue to displace “home-brew” cocktails, creating demand for clinical grade preservation reagents that will grow at greater than the overall end market rate.  We estimate that “home-brew” in-house formulated storage and freeze media comprise 80 percent of the market.

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We have shipped our proprietary biopreservation media products to over 200 regenerative medicine customers.  We estimate that our products are now incorporated into 30 to 40 regenerative medicine cell- or tissue-based products in pre-clinical and clinical trial stages of development.

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While this market is still in an early stage, we have secured a valuable position as a supplier of critical reagents to several commercial companies. Short-term revenue can be highly variable as customer therapies navigate the regulatory approval process, but we estimate that annual revenue from a typical regenerative medicine customer could reach $1 million per year within three to five years following their product approval.

Drug Screening:

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Our customers in the drug screening market are pharmaceutical companies that grow and preserve various cell types to measure pharmacologic effects and toxicity of new drug compounds and also cell suppliers that provide preserved live cells for end-user testing in pharmaceutical companies.  Key customers include 8 of the 10 largest cell suppliers and numerous pharmaceutical companies.

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To leverage our scientific discoveries and presence in this market, we continue to develop a proprietary disposable labware product that may address a significant workflow bottleneck in the drug screening market - insufficient supply of preserved cells required in high-throughput screening of new drug compounds.  In April 2010, we filed an international patent application (PCT) to protect our intellectual property rights for our inventions which may for the first time, enable bulk freezing of cells in multiwell tissue culture plates. Based on encouraging internal data, we plan to commence validation studies using our novel labware innovations with hepatocytes (the leading cell type used in drug screening) and cardiomyocytes (an emerging cell type used to assess cardiotoxicity of new drug compounds) in mid-2010. If successful, commercial sales could begin in 2011.

Biobanking:

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Our customers in this segment include public and private cord blood banks, adult stem cell banks, tissue banks, hair transplant centers, and biorepositories.  Of note, since the product launch in the third quarter of 2009, we continue to realize increased sales of our BloodStor® 55-5, a GMP version of the standard “home-brew” cord blood stem cell freeze media.  Sales of CryoStor and HypoThermosol in this segment also continue to increase as we displace home-brew preservation media due to the quality and performance profile of our proprietary products.

Clinical product development – HypoThermosol® as a burn & wound care product:

We continue to investigate additional opportunities to monetize the value of our intellectual property portfolio. In the first quarter of 2010, stemming from a number of positive anecdotal reports over the past few years, we filed a patent application covering a claim set related to the novel use of biopreservation media in the treatment of burns and wounds.  A pre-clinical animal study is planned for the third quarter of 2010 to investigate the potential for burn or wound healing and reduction of scarring from the use of our HypoThermosol.  If the animal study produces positive results, we plan to initiate dialog with leading hospital wound care and consumer medical product companies with a goal to out-license the rights to commercialize HypoThermosol for this application.

Contract biopreservation media formulation, fill, and finish services:

In the first quarter of 2010, we received purchase orders from a U.S. government contractor for process validation and pilot GMP production and packaging of a custom cryopreservation media to be supplied to the U.S. Army for use with a battlefield trauma management product.  We expect to complete these activities in the second half of 2010.  If the clinical study of the biologic therapy is successful, we anticipate receiving additional production orders for several years.  We continue to pursue additional business opportunities to provide custom GMP manufacturing services for the formulation, fill, and packaging of biopreservation media products.

In summary, I want to reiterate that the entire BioLife team is optimistic about our ability to grow our business and transform BioLife into a valuable enterprise and an attractive investment opportunity. Our financial priorities over the next 24 to 36 months are to achieve positive cash flow and reduce our debt, thereby creating a viable financial platform from which to further build the Company.

On behalf of BioLife Solutions, our team members and Board of Directors, I thank you for your continued confidence and support, and look forward to reporting on our future progress.

Sincerely,

Mike Rice

Chairman & Chief Executive Officer

Safe Harbor Statement

This shareholder communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements about BioLife Solutions, Inc. (the “Company”) and its future operating results, strategies, and product development plans. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially from the results expressed or implied in these forward-looking statements.  Factors that may cause or contribute to such differences are more fully discussed, as are other factors, in Part I, Item1A. “Risk Factors” of the Company’s Form 10-K for the fiscal year ended December 31, 2009, which is on file with the SEC and available at www.EDGAR.com. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as may be legally necessary, even if the Company’s estimates should change.